EXHIBIT 9

LIST OF EXECUTIVE OFFICERS AND DIRECTORS

OF Caisse de dépôt et placement du Québec

DIRECTORS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1000, place Jean-Paul-Riopelle Montréal (Québec) H2Z 2B3	Chairman and Chief Executive Officer

Guy Morneau	Régie des rentes du Québec 2600, boul. Laurier, bureau 546 Québec (Québec) G1V 4T3	Chairman of the Board and President

Jean-Claude Bachand	Fraser Milner Casgrain 1, Place Ville-Marie Bureau 3900 Montréal (Québec) H3B 4M7	Lawyer

Bernard Bonin	745, Hot Springs Way Ottawa (Ontario) K1V 1W8

Claudette Carbonneau	Confédération des syndicats nationaux 1601, Delorimier Montréal (Québec) H2K 4M5	President

Alban D’Amours	Mouvement des caisses Desjardins 100, avenue des Commandeurs Lévis (Québec) G6V 7N5	President

Sylvie Dillard	Fonds québécois de la recherche sur la nature et les technologies 140, Grande-Allée Est, Bureau 450 Québec (Québec) G1R 5M8	Member and President of the board and Chief Executive Officer

Yves Filion	Hydro-Québec Distribution 75, boul. René-Lévesque Ouest Montréal (Québec) H2Z 1A4	President

Gilles Godbout	Ministère des Finances 12, rue St-Louis Québec (Québec) G1R 5L3	Deputy Minister, Finance, Economy and Research

Thomas O. Hecht	Technologies IBEX Inc. 5485, rue Paré Montréal (Québec) H4P 1P7	Chairman Emeritus

Henri Massé	Fédération des travailleurs et travailleuses du Québec 545, boul. Crémazie Est Montréal, (Québec) H2M 2V1	President

Nicole Trudeau	Commission municipale du Québec 500, René-Lévesque Blvd. West Suite 24.200 Montréal (Québec) H2Z 1W7	Vice-President

Duc Vu	Commission administrative des régimes de retraite et d’assurances 475, St-Amable Québec (Québec) G1R 5X3	President

John T. Wall	6601, Radnor Road Bethesda, Maryland 20817 USA

OFFICERS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1000, place Jean-Paul-Riopelle Montréal (Québec) H2Z 2B3	Chairman and Chief Executive Officer

Fernand Perreault	Same	President, CDP Capital—Real Estate Group and Executive Vice-President, CDP Capital

Richard Guay	Same	Executive Vice-President, Risk Management and Depositors’ Accounts Management, CDP Capital

Ghislain Parent	Same	Executive Vice-President, Finance and Administration, CDP Capital

François Geoffrion	Same	Executive Vice-President, Strategic Development, CDP Capital

Ginette Depelteau	Same	Vice-President and Corporate Secretary